Exhibit 5.1

Troutman Sanders LLP 401 9th Street, NW Suite 1000 Washington, DC 20004 troutman.com

June 18, 2020

Board of Directors

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 006702

Re: Registration Statement on Form S-8 – Webster Bank Retirement Savings Plan

Ladies and Gentlemen:

We are acting as counsel to Webster Financial Corporation, a Delaware corporation (the “Corporation”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed as of the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), to register an aggregate of 750,000 shares of voting common stock of the Corporation, par value $0.01 per share (the “Shares”), which shares may be issued by the Corporation pursuant to the Webster Bank Retirement Savings Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Corporation, statements and certificates of public officials and officers of the Corporation, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Corporation.

In connection herewith, we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Webster Financial Corporation June 18, 2020 Page 2

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the filing of the Registration Statement with the SEC, (ii) issuance of the Shares pursuant to the terms of the Plan and (iii) receipt by the Corporation of the consideration for the Shares specified in the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement and is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. Further, the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Troutman Sanders LLP